Exhibit 99
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                         FINANCIAL STATEMENT SCHEDULE II

                              ALLSTAR SYSTEMS, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                             AS OF DECEMBER 31, 1998
                                 (In Thousands)

                                                     Balance at   Charges to   Charge to
                                                      Beginning   Costs and      Other       Other        Balance at
                    Description                        of Year     Expenses    Accounts     Changes        End of year

Accumulated provision  deducted from related assets on balance sheet:  Allowance for doubtful accounts receivable:
              1996.................................    $   464    $   890                 $ (1,135)  (A)  $  219
              1997.................................        219        386        (66)         (290)  (A)     249
              1998.................................        249      3,410                   (3,301)  (A)     358
         Inventory reserves:
              1996.................................    $   368    $   743                 $ (1,000)  (A)  $  111
              1997.................................        111        456                     (551)  (A)      16
              1998.................................         16      1,900                   (1,916)  (A)       0
Reserves other than those deducted from assets on balance  sheet:  Allowance for doubtful vendor accounts receivable:
              1996.................................    $   250     $   119                $   (169)  (A)  $  200
              1997.................................        200         198                     (49)  (A)     349
              1998.................................        349       1,049                  (1,243)  (A)     155

(A) Reductions related to amounts written off.
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